                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-00000) pertaining to the registration of 800,000 shares of the Common Stock, $0.01 par value per share, of Orbit/FR, Inc. of our report dated February 26, 1999, with respect to the consolidated financial statements and schedule of Orbit/FR, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 30, 1999





                                      -1-